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                                                                    EXHIBIT 99.1

                                   CB&T, INC.

            The undersigned hereby constitutes and appoints Jeffrey A. Golden and M. Thomas Mullican, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of CB&T, Inc. ("CB&T") which the undersigned would be entitled to vote if personally present at the Annual Meeting of CB&T Shareholders to be held at 101 East Main Street, McMinnville, Tennessee 37110, at 2:30 p.m., local time, on June ___, 1998, and at any adjournment or postponement thereof (the "Annual Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Annual Meeting of Shareholders, both dated June ___, 1998, the receipt of which is acknowledged in the manner specified below.

   1. ELECTION OF DIRECTORS. Election of the eleven (11) persons listed below as Directors to serve until the effective time of the Merger (as defined in this Proxy):
          (Except as marked to the contrary)

          FOR all nominees listed below (  )             AGAINST all nominees listed below (  )
   Robert W. Boyd, Sr.          Jeffrey A. Golden          J. Paul Holder              Leon B. Stribling

   Larry E. Brown               Charles D. Haston          M. Thomas Mullican          James E. Walling

   John R. Collier, Jr.         James H. Hillis            James A. Puckett

            TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE LISTED ABOVE, LINE THROUGH OR STRIKE OUT THE NOMINEE'S NAME.

2. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of January 6, 1998 (the "Agreement"), by and between CB&T, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation ("UP Holding"), a wholly-owned subsidiary or UPC, and the related Plan of Merger (the "Plan of Merger"), by and between CB&T, UPC and UP Holding, pursuant to which (i) CB&T will merge (the "Merger") with and into UP Holding, with the effect that UP Holding shall be the corporation surviving from the Merger, and (ii) each share of the $2.50 par value common stock of CB&T ("CB&T Common Stock") issued and outstanding at the effective time of the Merger will be converted into 5.488 shares of the $5.00 par value common stock of UPC and the associated "Preferred Share Rights" (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment, and cash in lieu of any fractional share, all as more fully described in the accompanying Proxy Statement/Prospectus.

           FOR     [ ]         AGAINST    [ ]      ABSTAIN      [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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                                               DATED:                     , 1998
                                                      --------------------

                                               ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                   CB&T, INC.

                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


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